SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

August 29, 2014

Date of Report (Date of Earliest Event Reported)

Twentyfour/seven Ventures, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

132 W. 11th Avenue, Denver CO	80204
(Address of principal executive offices)	(Zip Code)

(720) 266-6996

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Directors

On August 29, 2014, Dennis White and Christopher Daniels were appointed as directors of the Company.  Each has extensive experience in financial services and can provide insight into opportunities in that industry that meet the Company’s strategic goals of expansion and diversification.

Mr. Dennis White has over twenty years of experience in financial services.  Since 2006, he has been an executive with DRW & Associates, an entity engaged in strategic consulting.  From 1999 to 2005, he was a managing director of Atalanta Sosnoff, an investment company managing $6 billion in assets.  Prior to that, he held various executive positions with Citigroup serving as national director of marketing and as director of the portfolio management group for the investment consulting that managed or advised on $200 billion of client assets.  He is currently a director of EF Hutton Group, Inc., a financial services company.  He is a graduate of Gannon University and earned a post-graduate certificate in investment management from the Wharton School at the University of Pennsylvania.

Mr. Christopher Daniels has over twenty years of experience in financial services and has been an executive with EF Hutton Group, Inc. since 2012.  From 2010 to 2012, he was a managing director of First National Boston Corporation, a private equity consultant and is a director of the firm.  Prior to that he was an executive officer at Ascend Financial Services from 2000 to 2008.  Prior to 2000, he held various positions in with several financial services firms involving investment banking and capital markets activities.  He is a graduate of Hamilton College and received an MBA from the Johnson School at Cornell University and a masters degree from Harvard University.

There are no arrangements or understandings between the new directors and any other persons pursuant to which they were selected as a director.  Neither director has been appointed to any committees of the Board of Directors, nor are they expected to be named to any of these committees.

There are no material plans, contract, or arrangement to which the director is a party or in which they participate that is entered into or material amendments in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan contract or arrangement in connection with any such event.

There have been no transactions between either Mr. White or Mr. Daniels and any related person with the Company.

Item 8.01 – Other Events

On August 29, 2014, the Company authorized the establishment of a subsidiary to operate a financial services business.  This is the result of a strategic review of the Company’s business and operations.  The Board has determined that it is in the Company’s interest to diversify and expand the company’s financial business which currently is focused on a specialty program platform for insurance agents selling surety bonds for Bankers Insurance, a national insurance company.  The Company intends to license or acquire companies and assets that will accelerate the new subsidiary’s development.  The subsidiary will operate initially from the Company’s headquarters in Denver, Colorado and may open other offices in other cities as necessary.

The Company has engaged an investment bank to exploring short-term and long-term funding alternatives for the subsidiary’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Twentyfour/seven Ventures, Inc.

By:      /s/ Robert M. Copley, Jr.

Robert M. Copley, Jr.

Chief Executive Officer

Dated:  September 3, 2014

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